MCN NEWS ANNOUNCEMENT


  Wednesday, May 17, 1995
  -----------------------

  McDonald's Annual Meeting of Shareholders will be at 10 a.m. Friday,
  May 26 at the Lodge. The issues to be voted upon at the meeting include the election of six Directors, the adoption of a Non-Employee Director Stock Option Plan and approval of the amended and restated Stock Ownership Incentive Plan. It's important that all shareholders vote on these issues, so if you have not already voted your proxy card, please do so immediately. If you misplaced your proxy card, call the Investor Relations Service Center at (708) 575-7428 and press zero to reach a representative who will send you a duplicate proxy card.


  Thursday, May 25, 1995
  ----------------------

  McDonald's Annual Meeting of Shareholders will be tomorrow, Friday,
  May 26 at 10 a.m. at the Lodge. The issues to be voted upon at the meeting include the election of six Directors, the adoption of a Non-Employee Director Stock Option Plan and approval of the amended and restated Stock Ownership Incentive Plan. It's important that all shareholders vote on these issues. If you have your proxy card there is still time to vote. You can vote by phone by calling the phone number on the proxy card or by faxing your signed proxy card to the independent inspectors of election at (908) 417-2709.